SECURITIES AND EXCHANGE COMMISSION
                        Washington, DC  20549




                              FORM 8-K


                           CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d)
               OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported: January 27, 1995


                       PERRY DRUG STORES, INC.
       (Exact name of registrant as specified in its charter)


        Michigan                   1-7941            38-0947300
(State or other jurisdiction   (Commission File    (IRS Employer
     of incorporation or            Number)      Identification No.)
       organization



      5400 Perry Drive, P.O. Box 436021, Pontiac, MI 48343-6021
              (Address of principal executive offices)


 Registrant's telephone number, including area code: (810) 334-1300



                               N/A
    (Former Name or Former Address, if Changed Since Last Report)

                       PERRY DRUG STORES, INC.
                     CURRENT REPORT ON FORM 8-K


Item 1.     Changes in Control of Registrant.

       At midnight, New York City time, on January 27, 1995, Rite Aid Corporation ("Rite Aid"), through its wholly owned subsidiary, Lake Acquisition Corporation ("Acquisition"), accepted for purchase 11,177,808 shares of common stock (including the associated Preferred Stock Purchase Rights issued pursuant to the Rights Agreement, dated as of February 4, 1987, as amended, between Perry Drug Stores, Inc. ("Perry") and State Street Bank and Trust Company, as successor Rights Agent), par value $.05 per share, of Perry (the "Common Stock") that had been validly tendered and not withdrawn pursuant to Acquisition's tender offer for all outstanding shares of Common Stock at $11.00 per share, net to the seller in cash (the "Offer"). The Offer was made pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of December 23, 1994, by and among Perry, Rite Aid and Acquisition, which provided for, among other things, the making of the Offer by Acquisition. Because the guaranteed delivery procedures were not complied with respect to certain shares of Common Stock, Acquisition actually purchased and has paid for an aggregate of 11,177,748 shares of Common Stock.

       The shares purchased pursuant to the Offer, together with the 185,000 shares of Common Stock previously owned by Rite Aid, constitute approximately 94.5% of the 12,027,382 shares of Common
Stock issued and outstanding.

       The aggregate purchase price for the shares of Common Stock purchased pursuant to the Offer was $122,955,228. Acquisition's source of funds to acquire the Shares was Rite Aid and its affiliates. Rite Aid's source of funds for the acquisition was its working capital and proceeds from its commercial paper program.

       In accordance with the terms of the Merger Agreement, following Acquisition's acceptance of shares of Common Stock for payment, all of the directors of Perry resigned and were replaced by Rite Aid designees, other than two Perry designees who will remain on the Board of Directors of Perry until consummation of the merger between Perry and Acquisition, which is expected to occur on or about March 16, 1995.

       In accordance with the terms of the Merger Agreement, Perry has called for redemption its 8-1/2% Convertible Subordinated
Debentures, effective as of March 15, 1995.

       To the knowledge of Perry, there are no arrangements, including any pledge by any person of securities of Perry, the operation of which may at a subsequent date result in a further change in control of Perry.


                             SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


February 6, 1995

                                PERRY DRUG STORES, INC.


                                By:/S/ ROBERT A. BERLOW
                                      Robert A. Berlow
                                      Executive Vice President,
                                      General Counsel and Secretary